Press Release	Source: Crazy Grazer

Chairman Rock Newman Takes to the Airwaves in Support of Left Right Marketing Technology Inc. and CrazyGrazer.Com

Tuesday September 28, 9:26 am ET

Chairman To Promote CrazyGrazer.com's October 1st Launch Date

LAS VEGAS--(BUSINESS WIRE)--Sept. 28, 2004-- Crazy Grazer LLC, a wholly owned subsidiary of Left Right Marketing Technology, Inc. (OTCBB: LRMK - News), announced today that Chairman Rock Newman will take to the airwaves to proactively promote the launch of - CrazyGrazer.com on October 1st.

"Over my many years in the sports, business and the political world I have made numerous great friends and contacts within the media", noted Left Right Marketing Technology, Inc. Chairman, Rock Newman. "Leading up to CrazyGrazer.com's October 1st launch date, I plan to explain to the world why CrazyGrazer.com will change the way people view retail e-commerce sites."

Mr. Newman's media tour began last Friday in Las Vegas - the home city of CrazyGrazer.com - where he had an opportunity to speak to a number of top media outlets including: ESPN, Sporting News Radio and appear on a number of top broadcast sports and business shows airing in over 150 of the nation's top media markets. Over the next few weeks Mr. Newman and top LRMK executives have media trips scheduled to New York; Washington, DC; and Los Angeles, to promote the site's official October 1st launch.

"Rock has been a tremendous spokesperson for Crazy Grazer because he is so passionate and committed to helping build our world-class online shopping mall", said Left Right Marketing Technology, Inc. President/CEO Mick Hall. "Rock plays a vital role in our ability to deliver the message of CrazyGrazer.com to the masses."

At launch, CrazyGrazer.com plans to offer over 1.5 million different products in 16 categories. Additionally the site will offer a 24-hour hotline equipped with friendly customer care representatives available to assist consumers with all their shopping needs. For many CrazyGrazer.com's 24-hour customer care center will offer a welcomed alternative to automated directories and unfriendly service staff.

Additionally CrazyGrazer.com anticipates the placement of their first branded Public Access Shopping Kiosks in time for the holiday shopping season with the CrazyGrazer.com "In Room Hotel Shopper" and wireless communication initiatives scheduled to launch in early 2005.

Investors and LRMK stockholders are urged to read LRMK's annual report on Form 10-KSB and Forms 8-K, available free of charge on the SEC's website, www.sec.gov.

About CrazyGrazer.com

CrazyGrazer.com is a wholly owned subsidiary of Left Right Marketing Technology, Inc. (OTCBB:LRMK - News). CrazyGrazer.com brings the best brands together in a customer-friendly store environment featuring a 24-hour customer care center staffed with respectful, hard working, helpful service representatives, and not automated systems. CrazyGrazer.com is a company dedicated to building lasting, life-long relationships with customers.

About Left Right Marketing Technology, Inc.

Left Right Marketing Technology, Inc., (LRMK) traded on the Over-the-Counter Bulletin Board (OTCB: LRMK), owns and operates CrazyGrazer.com - a Nevada based e-commerce shopping mall (www.crazygrazer.com) - and has executed a letter of intent to acquire Neolink Wireless Content - a Los Angeles-based wireless broadcast company, currently operating two MobiTV (www.MobiTV.com) live television channels available to SPRINT PCS Vision cellular customers. In line with LRMK's vision, both companies are prepared to be ever changing and poised to respond to new developments in technology, unique product offerings and appeal to a diverse customer base.

Forward-Looking Statements: The statements in this press release regarding the company's overarching business plans, any opinions expressed about those plans, ESPN, Sporting News Radio and media markets, any benefits of the anticipated consumer impact from this announcement, anticipated perceptions of stock holders based on this announcement and financial forecasts and savings, the Company's future success, the Company's ability to take advantage of market trends, the success of e-commerce, future opportunities and any other effect, result or aspect of the transactions and any other statements, which are not historical facts, are forward looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of acquired business, costs, delays, and any other difficulties related to the outlet store launch, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Left Right Marketing Technology Inc.

Bonnie Smith, 702/260-9305

bsmith@crazygrazer.com

or

Alan Taylor Communications

Charles Leone, 212/714-1280

charles@alantaylor.com

Source: Crazy Grazer